Exhibit 10.3

APPLIANCES & ELECTRONICS

Compensation Agreement

Employee Name: John Hickey

Position: Vice President - Commercial Business Development

Promotion: —

Effective Date:

Wages

Salary:

—	2004-2005 Year 1: $125,000 annual — $4,807.69 per two-week pay period

—	2006 Year 2: $135,000 annual — $5,192.30 per two-week pay period

—	2007 Year 3: $145,000 annual — $5,576.92 per two-week pay period

Bonus:

—	2004 Year-End: $100,000

—	thereafter - $100,000 potential based on targets payable end of Fiscal year ($50,000 guaranteed for 2005)

Commission:

—	50% of profit on HH Gregg Distribution & Sales not to HH Gregg—split 3 ways; (J. Hickey to receive 1/3)

Long-Term Compensation:

—	Stay on incentive of $375,000 payable at end of 5 years employment

—	Stock options same as other management level plans

[Involuntary termination of employment prior to 5 years will result in early payout of Stay On Incentive; Voluntary termination will result in forfeiture]

Incentive Benefits:

—	Participation in Non-Qualified Pension

—	401(k)

—	3 weeks vacation beginning 2005

Other

Company provided cellular phone/plan

Car Allowance of $500 per month

As agreed this 10th day of September, 2004:

/s/ John S. Hickey	/s/ Jerry W. Throgmartin
Signature	Signature

John S. Hickey	Jerry W. Throgmartin
Printed Name	Printed Name

September 7, 2004	September 7, 2004
Date	Date